                                                                    EXHIBIT 99.j


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated October 5, 1999, relating to the financial statements of the Choice Funds, Focus Fund and Balanced Fund, which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information.





PricewaterhouseCoopers  LLP
Milwaukee, Wisconsin
October 6, 1999